Exhibit 10.24

Side Letter dated 11th November 2010 to a Contract for Services of the JetBase Asset Management Database System dated May 31st 2006 and Amendment No. 1 to Master Agreement for Consulting Services Between JetStar Partners Inc and First Greenwich Kahala, Ltd (“Termination Agreement”) dated 26th March 2009 entered between JetStar Partners Inc. (‘JetStar’) First Greenwich Kahala Ltd (‘FGK’)

This is to confirm that paragraph 7 of Termination Agreement is amended so that Greenwich Kahala Aviation Ltd (‘GKA’) is a permitted licensee of FGK for the use of FGK Jet Base. GKA agrees to be bound by all the terms, conditions and restrictions applicable to FGK in the above mentioned agreements.

FIRST GREENWICH KAHALA LTD		JETSTAR PARTNERS INC.

By:	/s/ Michael Garland	By:	/s/ Warren R. Willis
Name:	Michael Garland	Name:	Warren R. Willis
Title:	Director	Title:	President

Date:	November 12, 2010	Date:	November 12, 2010

Greenwich Kahala Aviation Ltd

By:	/s/ Michael Howard
Name:	Michael Howard
Title:	CFO/Company Secretary

Date: November 12, 2010